Exhibit 99.2

UNAUDITEd Pro Forma consolidated Financial Information for BBX Capital, Inc.

The unaudited pro forma consolidated financial statements set forth below have been derived from BBX Capital, Inc.’s historical annual and interim financial statements, including its unaudited statement of financial condition as of September 30, 2020 and its unaudited statement of operations and comprehensive income for the nine months ended September 30, 2020, which are included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 filed with the SEC, and its audited statement of operations for the year ended December 31, 2019, which is included in the Company’s Information Statement, dated August 27, 2020, attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the SEC on August 27, 2020 (the “Form 10 Information Statement”).

The unaudited pro forma consolidated statements of operations and comprehensive income for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to Renin’s acquisition of Colonial Elegance as if the transaction occurred on January 1, 2019. The unaudited pro forma statement of financial condition as of September 30, 2020 gives effect to Renin’s acquisition of Colonial Elegance as if the transaction occurred on September 30, 2020.

The “Transaction Accounting Adjustments” columns in the accompanying unaudited pro forma consolidated financial statements include adjustments necessary to account for the Acquisition, including i) the recognition of the assets acquired and liabilities assumed associated with Colonial Elegance at fair value and ii) the elimination of amounts related to assets and liabilities associated with Colonial Elegance that are included in the “Colonial Elegance Inc. Historical” column but were not included in the Acquisition. The Company contributed $5.0 million to Renin to partially fund the Acquisition, while the remainder of the Acquisition was funded by Renin using borrowings under its 2020 TD Bank Credit Facility. The “Other Transaction Accounting Adjustments” columns in the accompanying unaudited pro forma consolidated financial statements include adjustments related to the additional borrowings under the 2020 TD Bank Credit Facility.

In management’s opinion, the unaudited pro forma consolidated financial statements reflect adjustments necessary to present fairly the Company’s pro forma results and financial position as of and for the periods indicated. The Transaction Accounting Adjustments and Other Transaction Accounting Adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable and directly attributable to the Acquisition and related transactions. In addition, as described in further detail below, the estimated fair values of the assets acquired and liabilities assumed associated with Colonial Elegance are preliminary and subject to change, as management is in the process of completing its valuation analysis and its accounting for the Acquisition is not complete as of the date of this report. The purchase consideration is also subject to change based on post-closing adjustments, if any, for working capital.

The unaudited pro forma consolidated financial statements are for illustrative and informational purposes only and are not intended to represent what the Company’s results of operations or financial position would have been had the Acquisition and related transactions occurred on the dates assumed. The unaudited pro forma consolidated financial statements also should not be considered indicative of the Company’s future results of operations or financial position following the Acquisition.

The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the Company’s historical financial statements included in the Company’s Form 10 Information Statement and Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 and Colonial Elegance’s audited financial statements filed as Exhibit 99.1 to this Form 8-K/A.  The amounts included in the “Colonial Elegance Inc. Historical” columns in the pro forma consolidated financial statements reflect the historical financial statements of Colonial Elegance for the applicable periods presented as derived from the historical accounting records of Colonial Elegance and do not agree to the Colonial Elegance’s financial statements filed as Exhibit 99.1 to this Form 8-K/A due to the requirement to conform the financial information to BBX Capital, Inc.’s financial statement periods.

BBX Capital, Inc.

Unaudited Pro Forma Consolidated Statement of Financial Condition

As of September 30, 2020

(In thousands, except share data)

		Colonial		Transaction		Other Transaction
	BBX Capital, Inc.	Elegance Inc.		Accounting		Accounting
	Historical	Historical		Adjustments		Adjustments		Pro Forma
ASSETS	$
Cash and cash equivalents	96,592	—		(43,225)	(2)	38,225	(4)	91,592
Restricted cash	250	—		—		—		250
Trade accounts receivable, net	15,337	7,676	(2)	—		—		23,013
Trade inventory	16,351	11,736	(2)	620	(2)	—		28,707
Real estate	59,495	—		—		—		59,495
Investments in and advances to unconsolidated real estate joint ventures	60,648	—		—		—		60,648
Investment in and advances to IT'SUGAR, LLC	18,942	—		—		—		18,942
Note receivable from Bluegreen Vacations Holding Corporation	75,000	—		—		—		75,000
Property and equipment, net	6,122	569	(2)	—		—		6,691
Goodwill	—	3,648	(2)	4,304	(2)			7,952
Intangible assets, net	3,045	6,980	(2)	14,448	(2)	—		24,473
Operating lease assets	11,889	2,389	(2)	—		—		14,278
Deferred tax asset, net	8,696	—		(164)	(2)	117	(1)	8,649
Other assets	15,080	432	(2)	—		216	(4)	15,728
Total assets	387,447	33,430		(24,017)		38,558		435,418
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	5,848	6,009	(2)	—		—		11,857
Accrued expenses	13,384	1,015	(2)	—		440	(1)	14,839
Other liabilities (incl. taxes payable)	6,097	605		(605)	(3)	—		6,097
Operating lease liabilities	12,199	2,389	(2)	—		—		14,588
Deferred tax liability, net		1,540		(1,540)	(3)	—		—
Notes payable and other borrowings	36,000	15,079		(15,079)	(3)	38,441	(4)	74,441
Total liabilities	73,528	26,637		(17,224)		38,881		121,822
Equity:
Colonial Equity	—	6,793		(6,793)		—		—
Preferred stock of $.01 par value; authorized 10,000,000 shares	—	—		—		—		—
Class A Common Stock of $.01 par value; authorized 30,000,000 shares; issued and outstanding 15,624,091	156			—		—		156
Class B Common Stock of $.01 par value; authorized 4,000,000 shares; issued and outstanding 3,639,596	37	—		—		—		37
Additional paid-in capital	312,153	—		—		(323)	(1)	311,830
Accumulated earnings	—	—		—		—		—
Accumulated other comprehensive income	1,375	—		—		—		1,375
Total shareholders' equity	313,721	6,793		(6,793)		(323)		313,398
Noncontrolling interests	198	—		—		—		198
Total equity	313,919	6,793		(6,793)		(323)		313,596
Total liabilities and equity	$387,447	33,430		(24,017)		38,558		435,418

See Notes to Unaudited Pro Forma Statement of Financial Condition

Notes to Unaudited Pro Forma Statement of Financial Condition

1.	Accrued expenses includes $440,000 of estimated transaction costs incurred by Renin in connection with the Acquisition, which resulted in an increase in deferred tax assets of $117,000.

2.

The following table summarizes the i) historical cost and estimated fair values of Colonial Elegance’s identifiable net assets acquired, including intangible assets, ii) goodwill acquired, iii) purchase consideration, and iv) related pro forma Transaction Accounting Adjustments.

	Colonial Elegance Inc.	Estimated
	Historical Cost of	Fair Value of	Transaction
(in thousands)	Net Assets Acquired	Net Assets Acquired	Adjustments
Cash	$-	$-	$-
Accounts receivable	7,676	7,676	-
Trade inventory	11,736	12,356	620
Property and equipment	569	569	-
Operating lease assets	2,389	2,389	-
Deferred tax asset	-	(164)	(164)
Other assets	432	432	-
Accounts payable	(6,009)	(6,009)	-
Accrued expenses	(1,015)	(1,015)	-
Operating lease liabilities	(2,389)	(2,389)	-
Intangible assets, net	6,980	21,428	14,448
Total identifiable net assets	$20,369	35,273

Goodwill	3,648	7,952	$4,304
Total purchase consideration		$43,225

The purchase consideration of $43.2 million was calculated by applying the exchange rate between the U.S. dollar and Canadian dollar on September 30, 2020 to the base purchase price of CAD $51.0 million and the excess working capital adjustment of CAD $6.7 million that was estimated at closing on October 22, 2020. For the purposes of the pro forma statement of financial condition, the difference in the excess working capital adjustment of CAD $6.7 million that was estimated at closing and the adjustment that would have been calculated if the Acquisition had closed on September 30, 2020 is reflected in goodwill. In addition, the pro forma statement of financial condition assumes that the purchase consideration, including any related holdbacks, were paid out in full in cash at closing. The total purchase consideration and the actual payment of amounts held back by Renin at closing are subject to change based on i) post-closing adjustments, if any, to the excess working capital adjustment and ii) the actual exchange rates between the U.S. dollar and Canadian dollar on the acquisition date of October 22, 2020 .

The identifiable net assets acquired in the above table were calculated from Colonial Elegance’s historical financial statements as of September 30, 2020 and will change based on the actual net working capital acquired and the exchange rates between the U.S. dollar and Canadian dollar on the acquisition date of October 22, 2020.  Further, the estimated fair values of the assets acquired and liabilities assumed associated with Colonial Elegance are preliminary and subject to change, as management is in the process of completing its valuation analysis and its accounting for the Acquisition is not complete as of the date of this report. As a result, the amounts reported in the above table are provisional amounts that may be updated in subsequent periods to reflect the completion of management’s valuation analysis and any additional information obtained during the measurement period.

3.	In connection with the Acquisition, Renin did not assume Colonial Elegance’s historical borrowings or tax liabilities.

4.

The Company contributed $5.0 million to Renin to partially fund the Acquisition, while the remainder of the Acquisition was funded by Renin using borrowings under its 2020 TD Bank Credit Facility, including $30.0 million from the term loan and the remainder from the operating loan under the facility. Accordingly, the pro forma statement of financial condition assumes that the pro forma estimated purchase consideration of $43.2 million (derived as outlined in Note 2) was funded with $5.0 million of cash, $30.0 million of borrowings from the term loan in the 2020 TD Bank Credit Facility,  and approximately $8.2 million of borrowings from the operating loan in the 2020 TD Bank Credit Facility.  Included in the borrowings were $216,000 and $324,000 of debt issuance costs for the operating loan and term loan.

BBX Capital, Inc.

Unaudited Consolidated Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2019

		Colonial	Transaction		Other Transaction
	BBX Capital, Inc.	Elegance Inc.	Accounting		Accounting
	Historical	Historical	Adjustments		Adjustments		Pro Forma
Revenues:
Trade sales	$180,319	45,714	—		—		226,033
Sales of real estate inventory	5,049	—	—		—		5,049
Interest income	811	—	—		—		811
Net gains on sales of real estate assets	13,616	—	—		—		13,616
Other revenue	3,929	—	—		—		3,929
Total revenues	203,724	45,714	—		—		249,438
Costs and Expenses:
Cost of trade sales	125,735	35,626	620	(1)	—		161,981
Cost of real estate inventory sold	2,643	—	—		—		2,643
Interest expense	433	1,114	(1,114)	(2)	2,295	(5)	2,728
Recoveries from loan losses, net	(5,428)	—	—		—		(5,428)
Impairment losses	189	—	—		—		189
Selling, general and administrative expenses	89,655	6,726	(133)	(3)	—		96,248
Total costs and expenses	213,227	43,466	(627)		2,295		258,361
Operating losses	(9,503)	2,248	627		(2,295)		(8,923)
Equity in net earnings of unconsolidated real estate joint ventures	37,898	—	—		—		37,898
Other income	665	(2)	—		—		663
Foreign exchange loss	(75)	(230)	—		—		(305)
Income (loss) from continuing operations before income taxes	28,985	2,016	627		(2,295)		29,333
(Provision) benefit for income taxes	(8,334)	(558)	(169)	(4)	728	(4)	(8,333)
Net income (loss) from continuing operations	20,651	1,458	458		(1,567)		21,000
Discontinued operations
Loss from operations	(9,434)	—	—		—		(9,434)
Benefit for income taxes	2,296	—	—		—		2,296
Loss from discontinued operations	(7,138)	—	—		—		(7,138)
Net income (loss)	13,513	1,458	458		(1,567)		13,862
Less: Net loss attributable to noncontrolling interests	224	—	—		—		224
Net income (loss) attributable to shareholders	$13,737	1,458	458		(1,567)		14,086

Basic and diluted earnings per share from continuing operations	1.08						1.10
Basic and diluted loss per share from discontinued operations	(0.37)						(0.37)
Total basic and diluted earnings per share	0.71						0.73
Weighted average number of common shares outstanding	19,318						19,318
Net income (loss)	13,513	1,458	458		(1,567)		13,862
Other comprehensive income, net of tax:							—
Unrealized gain on securities available for sale	51	—	—		—		51
Foreign currency translation adjustments	287	—	—		—		287
Other comprehensive income, net	$338	—	—		—		338
Comprehensive income (loss), net of tax	13,851	1,458	458		(1,567)		14,200
Less: Comprehensive loss attributable to noncontrolling interests	224	—	—		—		224
Comprehensive income (loss) attributable to shareholders	14,075	1,458	458		(1,567)		14,424

See Notes to Unaudited Pro Forma Statements of Operations and Comprehensive Income

BBX Capital, Inc.

Unaudited Consolidated Statement of Operations and Comprehensive Income

For the Nine Months Ended September 30, 2020

		Colonial	Transaction		Other Transaction
	BBX Capital, Inc.	Elegance Inc.	Accounting		Accounting
	Historical	Historical	Adjustments		Adjustments		Pro Forma
Revenues:
Trade sales	$99,628	40,936	—		—		140,564
Sales of real estate inventory	14,248	—	—		—		14,248
Interest income	586	—	—		—		586
Net gains on sales of real estate assets	130	—	—		—		130
Other revenue	2,398	—	—		—		2,398
Total revenues	116,990	40,936	—		—		157,926
Costs and Expenses:
Cost of trade sales	80,154	31,973	—		—		112,127
Cost of real estate inventory sold	9,473	—	—		—		9,473
Interest expense	—	589	(589)	(2)	1,304	(5)	1,304
Recoveries from loan losses, net	(5,844)	—	—		—		(5,844)
Impairment losses	30,740	—	—		—		30,740
Selling, general and administrative expenses	54,024	5,068	(73)	(3)	—		59,019
Total costs and expenses	168,547	37,630	(662)		1,304		206,819
Operating losses	(51,557)	3,306	662		(1,304)		(48,893)
Equity in net earnings of unconsolidated real estate joint ventures	50	—	—		—		50
Loss on the deconsolidation of IT'SUGAR, LLC	(3,326)	—	—		—		(3,326)
Other income	192	—	—		—		192
Foreign exchange (loss) gain	214	73	—		—		287
(Loss) income from continuing operations before income taxes	(54,427)	3,379	662		(1,304)		(51,690)
Benefit (provision) for income taxes	10,847	(876)	(175)	(4)	346	(4)	10,142
Net (Loss) income from continuing operations	(43,580)	2,503	487		(958)		(41,548)
Discontinued operations
Loss from operations	(91)	—	—		—		(91)
Benefit for income taxes	17	—	—		—		17
Loss from discontinued operations	(74)	—	—		—		(74)
Net (loss) income	(43,654)	2,503	487		(958)		(41,622)
Less: Net loss attributable to noncontrolling interests	4,822	—	—				4,822
Net (loss) income attributable to shareholders	$(38,832)	2,503	487		(958)		(36,800)

Basic and diluted loss per share from continuing operations	(2.01)						(1.90)
Basic and diluted loss per share from discontinued operations	—						—
Total basic and diluted loss per share	(2.01)						(1.90)
Weighted average number of common shares outstanding	19,318						19,318
Net (loss) income	(43,654)	2,503	487		(958)		(41,622)
Other comprehensive loss, net of tax:
Unrealized gain on securities available for sale	19	—	—		—		19
Foreign currency translation adjustments	(198)	—	—		—		(198)
Other comprehensive loss, net	$(179)	—	—		—		(179)
Comprehensive (loss) income, net of tax	(43,833)	2,503	487		(958)		(41,801)
Less: Comprehensive loss attributable to noncontrolling interests	4,822	—	—		—		4,822
Comprehensive (loss) income attributable to shareholders	(39,011)	2,503	487		(958)		(36,979)

See Notes to Unaudited Pro Forma Statements of Operations and Comprehensive Income

Notes to Unaudited Pro Forma Statements of Operations and Comprehensive Income

1.	Amount represents the recognition of the fair value adjustment to inventory at the acquisition date as a cost of trade sales.

2.	Amounts represent interest expense on Colonial Elegance’s borrowings that were not assumed in the acquisition.

3.

Amounts represent the difference in i) the historical amortization expense recognized by Colonial Elegance related to its identifiable intangible assets and ii) the estimated amortization expense expected to be recognized by Renin based on the estimated fair values of the identifiable intangible assets associated with Colonial Elegance as of the acquisition date. As described above, the estimated fair values of the assets acquired and liabilities assumed associated with Colonial Elegance are preliminary and subject to change, as management is in the process of completing its valuation analysis and its accounting for the Acquisition is not complete as of the date of this report.

4.	The benefit (provision) for income tax was calculated based on a statutory income tax rate of 26.5%.

5.

Amounts represent interest expense on borrowings to fund the acquisition assuming that the transaction was completed on January 1, 2019.  Amounts outstanding under the Term Loan and Operating Loan bear interest at (i) the Canadian Prime Rate plus a spread between 1.375% to 1.875% per annum, (ii) the United States Base Rate plus a spread between 1.00% to 1.50% per annum, or (iii) LIBOR or Canadian Bankers Acceptance Rate, in each case plus a spread between 2.875% to 3.375% per annum, with the spreads applicable to each rate depending on the Renin’s total leverage. The principal on the $30.0 million term loan is payable quarterly, with $563,000 payable quarterly in Year 1 and $750,000 payable quarterly in Year 2.The pro forma interest expense was calculated based on the 3 month LIBOR rate at the applicable date plus a spread of 3.375% adjusting quarterly. Further, the calculation of pro forma interest expense assumes that Renin paid the required principal payments under the term loan pursuant to the stated amortization schedule but did not make any principal payments for amounts that were assumed to be drawn under the operating loan in connection with the Acquisition.